EXHIBIT 10.50
                           TSE INTEGRATION AGREEMENT
                           -------------------------


            This agreement dated as of the 7/th/ day of June, 2000.

                                   Between:

                        THE TORONTO STOCK EXCHANGE INC.
                                  (the "TSE")

                                      and

                         ASHTON TECHNOLOGY CANADA INC.
                                    ("ATG")


WHEREAS:

(a) the TSE owns, operates and regulates a stock exchange using the TSE System, as hereinafter defined;

(b)    ATG is a corporation incorporated under the laws of Canada.

(c) ATG is a sole purpose company that, under the authority of a technology license granted to it by, and with the assistance of, its Affiliates operates the ATG Matching System as hereinafter defined, which is to be integrated with the TSE's continuous auction market for Authorized Securities and which is to be regulated by the authorities which regulate the trading of such securities at the TSE; and

(d) The ATG Matching System shall operate as a Facility of the TSE, as hereinafter defined, and each of the TSE and ATG shall receive the services and assume the obligations set out herein.


NOW THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the Parties agree as follows:


1.     DEFINITIONS AND EXHIBITS

In this Agreement:

1.1 "Affiliate" of a Party means any corporation or other entity which is directly or indirectly controlled by such Party or which is directly or indirectly controlled by any Person which directly or indirectly controls such Party. For the purposes of this Agreement, " control" has the meaning set out in the Regulations.

1.2 "Agreement" means this agreement together with all Exhibits attached hereto.

1.3 "ATG Marks" means the registered and unregistered trademarks owned and/or licensed by ATG and listed in Exhibit D.

1.4 "ATG Matching System" means the volume weighted average price trading system and other crossing system operated by ATG as further described in Exhibit A, as approved by the TSE.

1.5 "Authentication Key" means the confidential password or other key provided to ATG by the TSE to verify the identity of ATG.

1.6 "Authorized Securities" means any securities or other financial instruments authorized for trading in the ATG Matching System pursuant to section 4.3.4 of this Agreement.

1.7 "Confidential Information" means the trade secrets and confidential information owned by or under the control of a Party which is either (i) marked "confidential" or (ii) disclosed orally but confirmed in writing within 10 days of such oral disclosure to be confidential. Confidential Information shall include without limitation this Agreement, the Authentication Key and the Decryption Key. Confidential Information may include, without limitation, confidential financial, technical, marketing and personnel information that is marked or designated "confidential". Confidential Information shall not include any information that is: available to the public without restriction; provided lawfully to a Party by a third party; or is independently developed by the receiving Party without use of or reference to the Confidential Information of the other Party.

1.8 "Decryption Key" means the mechanism used to permit ATG to decode and read the TBF Data, which has been encrypted to preserve its confidentiality.

1.9 "Designated Clearing Broker" means a party registered under the Securities Act (Ontario) and designated by a User for clearing trades in the ATG Matching System, and that has an agreement with ATG to act as a clearing broker.

1.10 "Facility of the TSE" means an entity which operates a matching service which is operated in conjunction with the TSE System and under the authority of the appropriate regulatory body which oversees trading of securities at the TSE and which has entered into an integration agreement with the TSE that is substantially similar to this Agreement.

1.11 "Gateway" means the mechanism by which a Person authorized by the TSE accesses the TSE System.

1.12 "Gateway Certified" means a system that has been certified by the TSE as capable of communicating transactions in an acceptable format or protocol.

1.13 "Gateway Data" means all information inputted by ATG through the Gateway to the TSE System, including, trading information with respect to Authorized Securities traded on the TSE via the ATG Matching System and all messages transmitted to ATG through the Gateway by the TSE, including trade confirmations.

1.14 "Gateway Specifications" means the documented set of specifications provided by the TSE that define the Gateway's message architecture, authentication, integrity, authorization, error handling, session architecture, session establishment, dissolution, control messaging and business content.

1.15   "including" means including without limitation.

1.16 "Intellectual Property Rights" means all intellectual property rights, including, patents, copyrights, trade secrets and trademarks.

1.17 "Party" means each of the TSE and ATG, and "Parties" means both the TSE and ATG.

1.18 "Person" includes any natural person or proprietorship or any corporation, partnership or other organization.

1.19 "Private Content" means information exclusively provided by the TSE through the TBF to ATG regarding ATG's orders on the TSE.

1.20 "Public Content" means information regarding trading of securities and other financial instruments, including Authorized Securities, on the TSE which is available through the TBF to Persons approved for trading on the TSE, including, but not limited to, business class, business action (buy/sell), confirmation type, order number, public price, stock symbol, time stamp and volume.

1.21 "Regulations" means any applicable securities laws, regulations, policies, directives, orders or rules of, or approvals required to be granted by, any securities regulatory authority and self-regulatory organization to which ATG, the ATG Matching System, the TSE or the TSE System are or become subject, including the TSE Requirements.

1.22   "Support" means Gateway and TBF support, as set out in Exhibit E.

1.23 "TBF" means the Toronto Broadcast Feed, being the high speed, real-time electronic feed emanating from the TSE containing TBF Data, as such feed may be changed or modified from time to time.

1.24 "TBF Data" means certain market data and other information provided by the TSE through the TBF containing trading information with respect to securities and other financial instruments traded on the TSE (including, order confirmations, trade reports, market and stock status information) in real-time using order entry sources of all Public Content and Private Content on the TBF.

1.25 "TBF Specifications" means the documented set of specifications provided by the TSE that define the TBF's message architecture, authentication, integrity, authorization, error handling, session architecture, session establishment, dissolution, control messaging and business content.

1.26   "TSE" means The Toronto Stock Exchange Inc.

1.27 "TSE Marks" means the registered and unregistered trademarks owned, licensed or controlled by the TSE and listed in Exhibit D.

1.28 "TSE Requirements" means the by-laws, rules, regulations, policies, rulings, decisions, rule book and company manual of the TSE and the instructions, decisions and directions of the TSE (including those of any committee of the TSE so authorized) as amended, supplemented and in effect from time to time.

1.29 "TSE System" means the facilities, including the Gateway, TBF and all electronic systems, provided by the TSE to facilitate trading securities or other financial instruments, including Authorized Securities, as such system may be replaced or modified from time to time.

1.30 "Terms of Operation" means the terms and conditions for the operation of the ATG Matching System as set out in Exhibit B.

1.31 "Territory" means the geographic territory of Canada, as currently constituted.

1.32 "User" means any Person approved pursuant to section 4.1 to access and trade on the ATG Matching System.

Exhibits
--------

The following Exhibits are attached hereto and incorporated by reference and deemed to be part hereof:


       Exhibit    A   -   Description of the ATG Matching System
       Exhibit    B   -   Terms of Operation of the ATG Matching System
       Exhibit    C   -   Revenue Sharing Arrangement
       Exhibit    D   -   TSE Marks and ATG Marks
       Exhibit    E   -   Support
       Exhibit    F   -   ATG Volume Thresholds
       Exhibit    G   -   Project Plan


2.     ATG MATCHING SYSTEM

2.1 Design of ATG Matching System. ATG assumes all responsibility for the design, development, installation, testing, implementation, operation and maintenance of the ATG Matching System.

2.2 Description of ATG Matching System. The ATG Matching System shall be comprised of the equipment, software, communications and security set forth in Exhibit A.

2.3 Changes to the ATG Matching System. Any proposed change to the ATG Matching System as described in Exhibit A shall require the prior written authorization of the TSE. Any such proposed change shall be submitted to the TSE in the form of a draft amendment to Exhibit A. ATG acknowledges and agrees that it acts at its own risk in developing any modification to the ATG Matching System prior to receiving approval from the TSE, since the TSE is not obligated by this Agreement to grant such approval.

2.4 Unauthorized Changes to the ATG Matching System. In the event that any aspect of the ATG Matching System as described in Exhibit A is changed without the prior authorization of the TSE, the TSE shall have the right to immediately suspend all activity on the ATG Matching System including, the right to immediately suspend any connection of the ATG Matching System with the TSE System, or take any further action the TSE considers necessary, until ATG has obtained the TSE's approval for such change. If, after 48 hours of suspension, ATG has not secured the TSE's approval for such change, ATG shall remove and/or reverse such change to the ATG Matching System. If, after an additional 48 hours, ATG fails to remove and/or reverse such change, the TSE shall have the right to terminate this Agreement immediately.

2.5 Operation of ATG Matching System. ATG agrees that the ATG Matching System will perform and operate in accordance with the terms set out in Exhibits A and B, the Regulations and all criteria established by the TSE from time to time for the TSE System, including with respect to system capacity. The TSE shall provide ATG with notice of changes to its performance, capacity and operability criteria as soon as possible but in any event not less than ninety (90) days or, where applicable, such other amount of time prescribed under the Regulations, prior to such changes being implemented.

2.6 Transmission and Equipment Security. ATG agrees to configure and operate the ATG Matching System described in Exhibit A (or to cause the ATG Matching System to be configured and operated) so that the ATG Matching System remains at all times secure from unauthorized entry or interference and to prevent the TBF Data and Gateway Data from being taken from the ATG Matching System network or in any way communicated otherwise than as described in Exhibit A, and to prevent unauthorized access to the TSE System. ATG shall ensure that all service-related data processing, transmission and communications equipment and software are arranged and protected so that, so far as reasonably possible, no Person other than a User will obtain direct or indirect access to the TSE System, TBF Data or Gateway Data. ATG shall ensure that the security provisions described in Exhibit A are enforced.

2.7 Enforcement of System Security. If, in its sole discretion, the TSE determines that one or more Persons have unauthorized access to the TBF, the Gateway and/or the

       TSE System, ATG shall, in accordance with section 2.6, immediately take all steps necessary to alter the security safeguards and the manner of furnishing access to the TBF, the TSE System and/or the Gateway so as to preclude unauthorized access. ATG shall provide the TSE with such evidence as the TSE may request regarding the adequacy of such steps. If the TSE determines, in its reasonable discretion, such steps to be inadequate, ATG shall promptly comply with any reasonable written instruction requiring ATG to discontinue furnishing the TBF and/or Gateway access by inadequately safeguarded means. If ATG fails to comply with such instructions within 48 hours, fails to secure TSE approval, or fails to remove and/or reverse such change, the TSE shall have the right to terminate this Agreement immediately.

2.8    TSE Access to ATG Premises. For purposes other than those set out in section 4.10, ATG shall ensure that any Person authorized in writing by the TSE has access, at any reasonable time and upon 48 hours' written notice, to any premises of ATG and those of any service facilitator. In the presence of officials in charge of the premises, the authorized Person may (i) examine any component of the ATG Matching System used for the purposes of this Agreement and located at the premises and (ii) observe all operations located or conducted at such premises, but solely to monitor compliance with this Agreement, unless otherwise required, in the sole discretion of the TSE, for regulatory purposes.

2.9 Independent Review of ATG Matching System. In the event that the Regulations require an independent review of the ATG Matching System, the independent reviewer must be approved by the TSE prior to appointment. The costs of such independent review shall be borne equally by ATG and the TSE.

3.     INTEGRATION SERVICES

3.1 ATG Integration. The TSE shall provide ATG with specifications for the Gateway and TBF. ATG shall, at its own expense, develop connections to the Gateway and TBF, provided that the TSE must approve the specifications for such connections in writing prior to any connection of the ATG Matching System to the TSE System. To the extent required, the Parties shall enter into a development agreement setting out changes to the TSE System required to implement such integrations.

3.2    ATG Rights of Access and Use. The rights granted below in this section
       3.2 are to access the TSE System only, and do not transfer or grant any title, right, license or interest in or to, any software or hardware or any Intellectual Property Rights of the TSE (except as provided for in section 6). No person shall access the TSE System or the ATG Matching System except in accordance with the provisions of section 4.1.

     3.2.1. ATG Gateway Access. From and after the date that the TSE and ATG Matching Systems are integrated, the TSE shall permit ATG, through the ATG Matching System, to access the TSE System through the Gateway during the term of this Agreement on a non-exclusive basis in accordance with the terms of this Agreement.

     3.2.2. TBF Data Access. From and after the date that the TSE System and the ATG Matching System are integrated, the TSE shall provide ATG, through the ATG Matching System, with the TBF Data through the TBF during the term of this Agreement on a non-exclusive basis in accordance with the terms of this Agreement.

     3.2.3. Non-Exclusive Basis. The TSE agrees to provide the Gateway access, TBF, Gateway Data and TBF Data to the ATG Matching System on a non-exclusive basis. The TSE reserves the right, without any notice or liability to ATG or to any other Person, to provide Gateway access, TBF access, Gateway Data or TBF Data or any other information or to contract with any other Person to provide Gateway access, TBF access, Gateway Data or TBF Data or any other information to any Person by any means whatsoever, including devices or equipment designed or manufactured by TSE or any other Person.

     3.2.4. Authorized Use of Gateway, TBF, Gateway Data, and TBF Data. ATG shall use the Gateway, the TBF, Gateway Data and TBF Data only in accordance with Exhibit A, Exhibit B and the TSE Requirements, solely for the purpose of operating the ATG Matching System and for no other purpose. ATG shall not furnish the TBF Data or Gateway Data to any other Person, nor retransmit the TBF Data or Gateway Data to any of its premises other than the premises of the principal offices of ATG set out on Exhibit A. ATG agrees that it shall not use the Gateway, TBF, Gateway Data or TBF Data in violation of any laws including the Regulations.

     3.2.5. Unauthorized Distribution of TBF Data or Gateway Data. In the event that ATG uses the Gateway or TBF, or distributes TBF Data or Gateway Data other than in accordance with Exhibit A and Exhibit B, the TSE shall have the right to immediately suspend all activity on the ATG Matching System including, the right to immediately suspend any connection of the ATG Matching System with the TSE System, or take any further action the TSE considers necessary. Upon any such suspension, ATG shall cease to distribute any TBF Data or Gateway Data. If, after 48 hours of suspension, ATG has not remedied such breach to the TSE's satisfaction, the TSE shall have the right to terminate this Agreement immediately.

     3.2.6. No Alteration of Gateway Data or TBF Data by ATG. ATG agrees not to alter the TBF Data or Gateway Data in any manner that adversely affects its accuracy, integrity or performance or that renders it misleading. Notwithstanding the foregoing, ATG may distribute derivative TBF data provided that such derivative data is pre-approved by the TSE in writing.

     3.2.7. Other Proposed Uses of Gateway Data or TBF Data by ATG. Any proposed use of the Gateway, Gateway Data or TBF Data not expressly described in Exhibit A or B shall require the prior written authorization of the TSE. Any such proposed use shall be submitted to the TSE in the form of a draft amendment to Exhibit A or B as applicable. The TSE shall approve or disapprove any such proposed use by ATG, such approval not to be unreasonably withheld. ATG acknowledges and agrees that it acts at its own risk in developing any new use of the Gateway, Gateway Data, or TBF Data prior to receiving approval from the TSE, since the TSE is not obligated by this Agreement to grant such approval.

     3.2.8. Form and Configuration of Gateway and TBF. ATG acknowledges and agrees that nothing in this Agreement shall be deemed to constitute an undertaking by the TSE to continue to provide access through the Gateway or to the TBF in the present form or configuration of either the Gateway or the TBF or to continue to use existing communications facilities. The TSE, in its sole discretion, may from time to time make modifications to the Gateway, TBF, the TSE System and Support, including the interface and operational requirements, irrespective of whether such modifications would require changes to be made by ATG. The TSE agrees to give ATG at least ninety (90) days prior notice of any change in the speed, format, operating hours, or any other material changes in the operational requirements that would affect the ATG Matching System, unless a malfunction in the system necessitates modifications on an accelerated basis or an emergency situation precludes such advance notice. ATG shall bear the responsibility and cost of making concurrent modifications to the ATG Matching System.

     3.2.9. No Use of TSE System After Termination. Upon termination of this Agreement for whatever reason, ATG shall immediately cease any and all use of the TSE System, including the Gateway and the TBF.

     3.2.10. No Further Use of Gateway Data or TBF Data After Termination. Upon termination of this Agreement for whatever reason, ATG shall immediately cease any and all use of the Gateway Data and the TBF Data. In the event that ATG wishes to use Gateway Data or TBF Data following such termination, ATG shall obtain the prior written consent of the TSE prior to such use.

3.3 Support. The TSE will provide ATG with Support as specified in Exhibit E hereto.

3.4 Authentication Key. The TSE shall provide an Authentication Key to ATG for use in connection with access through the Gateway and access to the TBF. ATG hereby agrees that it shall keep the Authentication Key strictly confidential and shall not permit any Person, other than its employees and employees of its Affiliates who need to know and who are bound by similar obligations of confidentiality, to have access to the Authentication Key. ATG agrees that it shall inform the TSE immediately if at any time it becomes aware of any unauthorized access to or use of the Authentication Key or it becomes known to ATG that the Authentication Key has become known to any person other than a person authorized under this section to have such knowledge.

3.5 Decryption Key. The TSE shall provide a Decryption Key to ATG for use in decoding the encrypted TBF Data. ATG hereby agrees that it shall keep the Decryption Key strictly confidential and shall not permit any Person, other than its employees who need to know, to have access to the Decryption Key. ATG agrees that it shall inform the TSE immediately if at any time it becomes aware of any unauthorized access to or use of the Decryption Key or it becomes known to ATG that the Decryption Key has become known to any person other than a person authorized under this section to have such knowledge.

3.6 ATG's Access Communications and Equipment Responsibilities. ATG shall be responsible for: (i) obtaining its requisite quantity of common carrier communication lines, (ii) the reliability and continued availability of such communication lines, and (iii) connecting with the TSE System at such places as may be designated from time to time by the TSE. ATG shall meet any reasonable requirement of the TSE concerning the location of such interconnections to permit Gateway access and the receipt of TBF Data.

3.7       TSE-Provided Equipment.  ATG agrees:

          (a) to secure prompt, safe and free access to any TSE-provided equipment and upon receiving 48 hours advance notice from the TSE to permit the TSE or its agents to enter ATG's premises in connection with such access;

          (b) that any TSE-provided equipment will be used, stored and maintained in an environment which, at a minimum, conforms to the manufacturer or supplier environmental specifications;

          (c) to provide the necessary power outlets, conduits, grounding and anti-static needs and other utilities and services necessary for the safe and effective operation and service of any TSE-provided equipment in accordance with the manufacturer's or supplier's specifications and/or other regulations, codes, directives, standards or recommended practices as set out by any regulatory authority or recognized standards organization; and

          (d) to provide all auxiliary suppliers and expendable items necessary for the utilization of any TSE-provided equipment.

3.8 Project Plan. The TSE and ATG shall integrate the ATG Matching System with the TSE System in accordance with the Project Plan attached to this Agreement as Exhibit G. Each of the TSE and ATG shall perform the responsibilities as set out in Exhibit G in the timeframes set out therein.

3.9 Change Control Process. In the event that either Party wishes to change the Project Plan, such party (the "Requesting Party") shall provide the other Party (the "Responding Party") with a written request outlining the nature and purpose of the change and the impact to the Project Plan. Within ten (10) Business Days of receipt of such request, the Responding Party shall advise the Requesting Party in writing whether it agrees to such change and what the estimated impact on the Responding Party's subsequent deliverables shall be. Within five (5) Business Days of receipt of such response, the Requesting Party shall notify the Responding Party in writing if it agrees to such further modification. If the Requesting Party agrees, the Parties shall revise the Project Plan. If the Parties are unable to reach agreement, such change shall not be made.


4.        REGULATORY SERVICES

4.1 Access Approval. No Person shall be granted access to the ATG Matching System until such Person has been approved by the TSE as a User for trading in the ATG Matching System, and any other trading facility accessible by or connected to ATG, in accordance with the Regulations. ATG acknowledges that Users will be subject to the regulatory jurisdiction of the TSE in the same manner as any authorized user of the TSE System. The TSE shall have the right to revoke its approval of any User. Upon any such revocation, ATG shall immediately cause the User to cease its use of the ATG Matching System.

4.2 Use of or Access to the ATG Matching System by Unauthorized Persons. If any Person not authorized to use or access the ATG Matching System uses, accesses or attempts to use the ATG Matching System, ATG shall, immediately upon becoming aware of such unauthorized use, access or attempted use, inform the TSE and take any action necessary to prohibit such unauthorized Person from any further use, access or attempted use of the ATG Matching System. In the event that ATG fails to prohibit any use, access or attempted use of the ATG Matching System by an unauthorized Person, immediately upon becoming aware of such use, the TSE shall have the right to suspend all activity on the ATG Matching System, including the right to suspend any connection of the ATG Matching System with the TSE System, or take any further action the TSE considers necessary, until the unauthorized Person has been effectively prohibited from using, accessing or attempting to use the ATG Matching System. In addition, ATG shall be responsible for any activity on the ATG Matching System by any such unauthorized Person. If, after 10 business days of ATG's notification to the TSE of such unauthorised access, ATG is not able to satisfy the TSE that the unauthorized Person has been effectively prohibited from using, accessing or attempting to use the ATG Matching System and that any breach in the security of the ATG Matching System which may have led to the unauthorized use, access or attempted use of the ATG Matching System has been remedied, the TSE shall have the right to terminate this Agreement immediately.

4.3 Regulatory Oversight. The TSE will be responsible for regulation and oversight of ATG for its operations of the ATG Matching System which is integrated with the TSE, in the same manner as for the TSE's continuous auction market. Regulation and oversight services shall include, but shall not be limited to:

     4.3.1. Liaison with Regulatory Authorities. The TSE shall act as sole liaison with all securities regulatory authorities and self-regulatory organizations with respect to the business of ATG and the operation of the ATG Matching System.

     4.3.2. Regulatory Approvals. The TSE shall, on behalf of ATG, use reasonable efforts to obtain all regulatory approvals necessary with respect to the business of ATG and the operation of the ATG Matching System integrated with the TSE, and any other business to be conducted by ATG and approved by the TSE.

     4.3.3. Applicable Regulations. The TSE shall use reasonable efforts to ensure that ATG is aware of and understands those Regulations that the TSE identifies as being applicable to ATG and the ATG Matching System. The TSE shall monitor new initiatives for Regulations applicable to ATG and the ATG Matching System in all relevant jurisdictions and shall use reasonable efforts to bring to ATG's attention potential and actual changes in Regulations that may affect the ATG Matching System. The TSE, in consultation with ATG, shall use reasonable efforts to effect changes to Regulations and if, acting reasonably, the TSE believes it is cost-effective or necessary in the public interest to do so.

     4.3.4. Approval of Trading Financial Instruments. ATG may only trade such securities and other financial instruments as have been authorized by the TSE ("Authorized Securities"). Prior to posting any financial instrument for trading in the ATG Matching System, ATG will obtain the TSE's written authorization.

     4.3.5. Approvals of ATG Changes. ATG shall not make any of the following changes without obtaining the prior written approval of the TSE's regulatory division, such consent not to be unreasonably withheld or delayed:

               (a) any change to the ATG Matching System other than as contemplated in section 2.3;

               (b) any change to the business of ATG, being the operation of the ATG Matching System integrated with the TSE auction market;

               (c) amalgamating, merging or consolidating ATG with another entity, or selling, leasing or otherwise disposing of all or substantially all of the assets of ATG;

               (d)   investing in any other entity;

               (e) entering into any agreement with any director or shareholder of ATG or any Affiliate;

               (f)   selling any of its securities;

               (g) encumbering its technology; and

               (h) opening an office outside the Territory.


     4.3.6. Approval of Share Transfers, Officer Appointments and Director Nominations. ATG shall obtain the TSE's prior written approval for any transfer of shares, the appointment of any officer or the nomination of any director, such approval not to be unreasonably withheld. ATG shall provide all such information requested by the TSE regarding such proposed shareholder, officer or director. The TSE may conduct any such investigations of such shareholder, officer or director as it considers reasonably necessary, including criminal records checks and background checks.

     4.3.7. Financial Reporting. ATG shall, within 48 hours of receiving notice from the TSE, or if for regulatory reasons, immediately, provide the TSE with all financial information and reports required by the Regulations, and shall comply with all financial reporting requirements contained in the Regulations.

     4.3.8. Access to ATG Matching System. ATG shall provide access of the ATG Matching System to all Persons authorized to trade on the TSE on such terms and conditions approved by the TSE for access to the ATG Matching System.

     4.3.9. Fees to Access ATG. ATG must establish its fees in a manner that is non-discriminatory to any Person authorized to trade on the TSE.

     4.3.10. Designated Clearing Broker. All Users must appoint at least one Designated Clearing Broker.

     4.3.11. Approval of Agreements with Designated Clearing Brokers. ATG shall obtain the TSE's prior written approval of the terms and conditions contained in its agreement with all Designated Clearing Brokers.

4.4 Surveillance. The TSE shall subject all orders and trades sent to the TSE System from the ATG Matching System to a surveillance program consistent with the program for the TSE System. The TSE will have the same jurisdiction, rights and authority over trading in the ATG System as it has for the TSE System. The TSE may request any information required for regulatory purposes at any time and, if so requested, ATG shall provide such information forthwith, in the requested format.

4.5     Trades.

     4.5.1. The Parties agree that matches in Authorized Securities once effected through the ATG Matching System and promptly reported electronically to the TSE, will be reported as TSE trades in accordance with the TSE's regular procedures for reporting such trades.

     4.5.2. The TSE may, in its regulatory capacity, disallow or cancel any match that was accepted and reported and will notify ATG immediately of its decision. ATG shall perform all acts necessary to implement the TSE's decision.

     4.5.3. Where requested in writing by all parties to a trade, the TSE may, in its sole discretion, reverse a processed trade.

4.6 Discipline. The TSE will subject ATG, the Users and all orders and trades sent to the TSE System from the ATG Matching System to the same investigation, enforcement and discipline policies and procedures in place at the TSE, from time to time.

4.7 Compliance. ATG shall at all times comply with all Regulations. ATG shall assist the TSE in carrying out any TSE investigation related to the TSE's surveillance or discipline activities.

4.8 Necessary Changes to the ATG System. For regulatory purposes, the TSE may, in its sole discretion, from time to time require ATG to change the ATG Matching System and ATG shall be obligated to make such changes within a reasonable time or such other time period required under the Regulations. If any such change is made, ATG shall submit to the TSE an amended Exhibit A, reflecting such change.

4.9     Pre-Trade Information and ATG Records.

     4.9.1. Information Requested. For the purpose of performing its regulatory responsibilities, the TSE may request information or documents, including any Confidential Information, orders or trade related information communicated between ATG and any User, from ATG relating to:

                    (i) an Authorized Security traded through the facilities of the TSE; or

                    (ii) a User of ATG (including information or documents concerning the identity, trading activity and positions of the User).

               ATG shall provide the TSE with any such information requested. As part of its regulatory oversight, the TSE may forward such information to another regulatory body including assisting another exchange, securities commission or other self-regulatory organization in performing its regulatory function.

     4.9.2. Pre-Trade Information. Upon request by the TSE, ATG shall immediately make available to the TSE all pre-trade information required for surveillance purposes.

     4.9.3. ATG Records. Upon request by the TSE, ATG shall, within 48 hours, make available all records for audit, investigation and enforcement purposes.

4.10 Access to ATG Premises. Notwithstanding section 2.8, in order to discharge its regulatory, compliance and enforcement obligations, the TSE and its representatives, at any time and without notice shall have access to ATG's premises to examine and inspect any instrument, document, program and other information as may be necessary.

4.11 Records to be Maintained by ATG. ATG shall keep all books, records, reports and other information required by the Regulations for such time period and in such format as required by the Regulations and/or the TSE. In the event that ATG decides to outsource such record keeping, ATG must obtain the TSE's prior written consent, including consent of the terms and conditions of such arrangement.

5.      MARKETING SERVICES

5.1     Marketing

     5.1.1. Co-operative Marketing. ATG and the TSE agree to co-operate on marketing and promotional materials including press releases relating to the ATG Matching Services operating as a Facility of the TSE, brochures and conferences where appropriate.

     5.1.2. Announcements. Any material announcement regarding this Agreement or the relationship between ATG and the TSE will be reviewed and approved by both Parties prior to its distribution.

     5.1.3. Product Knowledge. Customer facing staff from both organisations will be required to have basic product knowledge for both the ATG Matching System and the TSE System.

     5.1.4. Sales. ATG will act as primary lead in dealing with potential users of the ATG Matching System. The TSE's customer facing staff will refer leads and queries to ATG. Where appropriate ATG and the TSE would arrange for joint presentations to customers or potential customers.

     5.1.5. Product Planning. ATG and the TSE will meet on a regular basis (at a minimum quarterly) to review product issues, and discuss short and long term plans regarding the ATG Matching System at the TSE.

6.      INTELLECTUAL PROPERTY RIGHTS

6.1     Confidential Information

     6.1.1. Non-Disclosure. Except as provided in 4.9.1, each Party shall treat as confidential and shall not disclose to or transmit to any third party the other Party's Confidential Information. Each Party shall use reasonable measures to protect the other Party's Confidential Information, taking steps at least commensurate with the measures it uses to protect its own similar information.

     6.1.2. Required Disclosure. Except as provided in section 4.9.1, a Party may reveal Confidential Information of the other Party to a regulatory agency or court (or similar body) provided advance notice is given to the other Party (if permitted under law) and reasonable steps are taken to seal the information provided to the agency or court so as to try to prevent access to it by third parties.

    6.1.3. Terms of Agreement. Each Party agrees to keep confidential the terms of this Agreement and not disclose same to third parties, provided that disclosure shall be permitted to the Party's professional advisors, accountants, bankers and similar persons, as well as prospective merger or similar partners. Notwithstanding the foregoing, either Party and its Affiliates may disclose the terms of this Agreement if required by the Regulations or similar legislation in the jurisdiction of such Party or Affiliate, provided that the Party or its Affiliate shall provide the other Party with prior notice of such disclosure.

6.2     Ownership of the Gateway Data, TBF Data and ATG Matching System

    6.2.1. Gateway and ATG Matching System. The TSE shall own all Intellectual Property Rights in the Gateway and the TBF. ATG and its Affiliates own all Intellectual Property Rights in the ATG Matching System.

    6.2.2. Gateway Data. ATG hereby assigns to the TSE all of its right, title and interest, including, all its copyright, in and to the Gateway Data. The entry of any Gateway Data into the TSE System or the Gateway via the ATG Matching System shall be conclusively deemed to confirm that such right, title and interest in the Gateway Data is, immediately upon such entry of Gateway Data, assigned to the TSE without further action by ATG or the TSE.

    6.2.3. TBF Data. The Parties acknowledge and agree that all Intellectual Property Rights in the TBF Data shall rest with the TSE. ATG agrees that the TBF Data is not within the public domain. Any portion of TBF Data that is provided directly or indirectly to ATG by the TSE pursuant to this Agreement, has been derived from databases owned by the TSE, is copyrighted by the TSE, and as such ATG's use of such TBF Data is subject to the limitations set out in this Agreement.

6.3     TSE Marks

    6.3.1. License of the TSE Marks. The TSE hereby grants to ATG a royalty free (subject to the other payments in this Agreement) license to use the TSE Marks to indicate that ATG is a Facility of the TSE during the term of this Agreement. Whenever ATG uses a TSE Mark, the first usage of the TSE Mark in any particular item of literature or material prepared by or on behalf of ATG shall include an asterisk as part of the TSE Mark and a notice on the bottom of that page or at the end of the materials indicating that "TSE" (or other TSE Mark) is a trademark owned by the TSE.

    6.3.2. Standards and Approval. ATG agrees that the services it provides in conjunction with the TSE Marks will be of a nature, standard and quality as required by this Agreement. For each use of a TSE Mark by ATG, ATG shall provide the TSE an advance draft copy of each of the materials that will contain the TSE Marks to permit the TSE to review and approve the proposed use of the TSE Marks, such approval not to be unreasonably withheld. The use shall be deemed approved for use in such materials if the TSE does not object to its use within five business days after the TSE confirms to ATG that it has received the materials for approval. Once the TSE has approved any such materials, subsequent reprints of the identical materials need not be submitted for review and approval. If the TSE does object, then the Parties shall expeditiously attempt to resolve the objection before publication of the material.

    6.3.3. Ownership. The TSE shall at all times have title to and ownership of the TSE Marks, including the goodwill and reputation in such marks. ATG shall not acquire any right, title or interest in or to the TSE Marks, and all goodwill associated therewith shall enure exclusively to the benefit of the TSE. ATG shall only have the limited license rights to the TSE Marks expressly provided by this Agreement. ATG shall not during the term of this Agreement or at any time thereafter, dispute or contest for any reason whatsoever, directly or indirectly, the validity, ownership or enforceability of the TSE Marks, nor counsel, procure or assist anyone else to do any such acts. ATG shall not register a trademark containing a TSE Mark.

    6.3.4. Infringement. ATG shall report immediately to the TSE any infringement of, imitation of, or challenge to the TSE's Marks. The TSE shall determine the measures it is willing to take to prosecute such infringement.

6.4     ATG Marks

     6.4.1. License of the ATG Marks. ATG hereby grants to the TSE a royalty free (subject to the other payments in this Agreement) license to use the ATG Marks to indicate that ATG is a facility of the TSE during the term of this Agreement. Whenever the TSE uses an ATG Mark, the first usage of the ATG Mark in any particular item of literature or material prepared by or on behalf of the TSE shall include an asterisk as part of the ATG Mark and a notice on the bottom of that page or at the end of the materials indicating that "ATG" (or other ATG Mark) is a trademark owned by ATG.

    6.4.2. Standards and Approval. The TSE agrees that the services it provides in conjunction with the ATG Marks will be of a nature, standard and quality as required by this Agreement. For each use of a ATG Mark by the TSE, the TSE shall provide ATG an advance draft copy of each of the materials that will contain the ATG Marks to permit ATG to review and approve the proposed use of the ATG Marks, such approval not to be unreasonably withheld. The use shall be deemed approved for use in such materials if ATG does not object to its use within five business days after ATG confirms to the TSE that it has received the materials for approval. Once ATG has approved any such materials, subsequent reprints of the identical materials need not be submitted for review and approval. If ATG does object, then the Parties shall expeditiously attempt to resolve the objection before publication of the material.

    6.4.3. Ownership. ATG shall at all times have title to and ownership of the ATG Marks, including the goodwill and reputation in such marks. The TSE shall not acquire any right, title or interest in or to the ATG Marks, and all goodwill associated therewith shall enure exclusively to the benefit of ATG. The TSE shall only have the limited license rights to the ATG Marks expressly provided by this Agreement. The TSE shall not during the term of this Agreement or at any time thereafter, dispute or contest for any reason whatsoever, directly or indirectly, the validity, ownership or enforceability of the ATG Marks, nor counsel, procure or assist anyone else to do any such acts. The TSE shall not register a trademark containing an ATG Mark.

    6.4.4. Infringement. The TSE shall report immediately to ATG any infringement of, imitation of, or challenge to the ATG Marks. ATG shall determine the measures it is willing to take to prosecute such infringement.


7.      THIRD PARTY INTELLECTUAL PROPERTY CLAIMS

7.1 Third Party Claims Against ATG. In the event that there are any liabilities, causes of action, judgements, damages, losses, claims and expenses (including reasonable attorneys' fees) resulting from or arising out of any claim relating to the infringement or alleged infringement of any patent, copyright, trade secret or other intellectual property right of any third party arising from any use or connection to the ATG Matching System or the ATG Marks, ATG shall immediately notify the TSE and the TSE shall have the right to immediately suspend all activity on the ATG Matching System, including, the right to suspend any connection of the ATG Matching System with the TSE System, or take any further action the TSE considers necessary, until the ATG Matching System and/or the ATG Mark(s), have, to the satisfaction of the TSE, acting in its sole discretion, been modified or replaced so that it or they no longer infringe, provided that any such modification(s) or replacement(s) must be approved in advance by the TSE under, and must in all other ways be consistent with, the terms of this Agreement. If such modification or replacement has not been made by ATG in a time frame which the TSE, acting in its sole discretion, deems reasonable, the TSE shall have the right to terminate this Agreement.

7.2 Indemnification by ATG. ATG shall indemnify, defend and hold the TSE (and its Affiliates and agents) harmless from and against any and all liabilities, causes of action, judgements, damages, losses, claims and expenses (including reasonable legal fees) resulting from or arising out of any claim relating to the infringement or alleged infringement of any patent, copyright, trade secret or other intellectual property right of any third party arising from any use or connection to the ATG Matching System or the ATG Marks, provided, however, that upon becoming aware of any such claim the TSE promptly notifies ATG in writing of the claim. If such claim causes the disruption of the use of the ATG Matching System, ATG shall, in defending against any such claim or action: (i) contest; (ii) settle; or (iii) modify or replace any component(s) of the ATG Matching System or the ATG Marks so that it or they no longer infringe, provided that any such modification(s) or replacement(s) must be approved in advance by the TSE under, and must in all other ways be consistent with, the terms of this Agreement.

7.3 Indemnification by TSE. The TSE shall indemnify, defend and hold the ATG (and its Affiliates and agents) harmless from and against any and all liabilities, causes of action, judgements, damages, losses, claims and expenses (including reasonable legal fees) resulting from or arising out of any claim relating to the infringement or alleged infringement of any patent, copyright, trade secret or other intellectual property right of any third party arising from any use or connection to the TSE System or the TSE Marks, provided, however, that upon becoming aware of any such claim ATG promptly notifies the TSE in writing of the claim. If such claim causes the disruption of the use of the TSE System, the TSE shall, in defending against any such claim or action: (i) contest; (ii) settle; or (iii) modify or replace any component(s) of the TSE System or the TSE Marks so that it or they no longer infringe, provided that any such modification(s) or replacement(s) must in all other ways be consistent with the terms of this Agreement.


8.      RECORDS

8.1 Records. ATG shall keep books and records of its activities related to this Agreement, including detailed records necessary to calculate and confirm the amounts payable by ATG to the TSE hereunder. ATG shall keep such records (i) to at least standards ATG uses to keep its own similar records and (ii) during the term of this Agreement and for a period of seven years after its expiry or termination.


9.      FEES AND PAYMENT

9.1 Fees. In consideration for the TSE providing the services described in this Agreement, ATG and the TSE shall share the revenue generated from the ATG Matching System as set out in Schedule C.

9.2     Payment Terms.

    9.2.1. Timing. The TSE shall bill Users in accordance with the rate specified in Schedule C, as amended from time to time, on a monthly basis. The TSE will remit the amount owing to ATG for each month within 45 days of the TSE issuing the invoices for such month.

    9.2.2. Taxes. In addition to the fees, expenses and other amounts required to be paid by ATG to the TSE hereunder, ATG shall pay all applicable taxes on such amounts. In addition, if ATG is required by applicable law to deduct or withhold any such tax, charge or assessment from the amounts due to the TSE, then the amounts due to the TSE shall be increased so that the net amount actually received by the TSE after the deduction or withholding of any such tax, TSE charge or assessment will equal one hundred percent (100%) of the applicable charges. Without limiting the generality of the foregoing, the Parties agree that the treatment of GST will be in accordance with the applicable legislation and the Parties will act in good faith to negotiate the most appropriate method of collecting and remitting such tax.


10.     REPRESENTATIONS AND WARRANTIES

10.1 No Breach of Other Agreements. Each Party represents and warrants to the other Party that the entering into of this Agreement shall not conflict with or constitute a breach under any other agreement to which the Party is a party.

10.2 Operation of ATG Matching System. ATG represents, warrants and covenants that the design, development, acquisition, installation, testing, implementation, operation and maintenance of the ATG Matching System will not interfere with or adversely affect the use of and/or access to the Gateway, the TBF and the TSE System by the TSE or any other Person, or otherwise interfere with the operation of the TSE System, the TBF and the TSE System, including, the TBF and the Gateway, except in circumstances where such interference or adverse effect arose from:

        (i) an error, problem or change to the TSE System of which ATG did not have specific notice or other notice through the TSE's regular communications; or

        (ii) the negligence of the TSE or the TSE's failure to follow notification procedures;

              and ATG could not have reasonably avoided such interference or effect.

10.3 Description of ATG Matching System. ATG represents and warrants that the description of the ATG Matching System, its equipment, software, communications facilities related thereto and set forth in Exhibit A, is true, complete and not misleading. ATG shall make available for review upon reasonable advance written notice all records and supporting documentation necessary for TSE personnel to monitor compliance with this Agreement and verify the accuracy and completeness of the information set forth in Exhibit A.

10.4 Ownership of the Gateway, Gateway Data, TBF and TBF Data. The TSE represents, warrants and covenants that it is the exclusive owner of, or has obtained all necessary rights to, the Gateway, Gateway Data, TBF and TBF Data and of all Intellectual Property Rights and other proprietary rights in the Gateway, Gateway Data, TBF and TBF Data and has full power and authority to grant the rights granted in this Agreement without the consent of any other party, and that the Gateway, Gateway Data, TBF and TBF Data and the use of the Gateway, Gateway Data, TBF and TBF Data as permitted by this Agreement does not and will not infringe upon or violate the proprietary rights of any third party which proprietary rights include, without limitation, patents, copyrights, trademarks and trade secrets.

10.5 Ownership of the ATG Matching System. ATG represents, warrants and covenants that it is the exclusive owner of, or has obtained all necessary rights to, the ATG Matching System and of all Intellectual Property Rights and other proprietary rights in the ATG Matching System and has full power and authority to grant the rights granted in this Agreement without the consent of any other party, and that the ATG Matching System and the use of the ATG Matching System as permitted by this Agreement does not and will not infringe upon or violate the proprietary rights of any third party which proprietary rights include, without limitation, patents, copyrights, trademarks and trade secrets.


11.     INDEMNIFICATION, DISCLAIMERS AND LIMITATION OF LIABILITY

11.1 Mutual Indemnification. Each Party (the "Indemnitor") agrees to indemnify and hold harmless the other Party (the "Indemnitee") and its affiliates and their officers, employees, directors and agents from any and all damages awarded by a court, costs and expenses or related settlement costs, and reasonable legal fees, related to an actual claim, action or proceeding instituted by a third party against the Indemnitee based on an allegation of a breach of a warranty by the Indemnitor referred to in Section 10. As a condition to an Indemnitee's right of indemnification hereunder, the Indemnitee shall be required to: (i) provide the Indemnitor with prompt written notice of any claim, action or proceeding giving rise to indemnification; (ii) grant the Indemnitor sole control of the defence or settlement of the claim, action or proceeding; and (iii) cooperate with the Indemnitor in connection with such defence or settlement at the Indemnitor's expense.

11.2 ATG Indemnification of TSE. ATG shall indemnify the TSE for any loss, damage, cost, expense or other liability or claim (including loss of business profits, trading losses, losses of anticipated profits, business interruption, loss by reason of shutdown in operations or for increased expenses of operation, loss of business information, or for indirect, special, punitive, consequential or incidental loss or damage or other pecuniary loss) suffered or incurred by or against the TSE as a result of ATG's use, or any use through the ATG Matching System, of the TSE System.

11.3 Mutual Disclaimer. Except for the express representations, warranties, conditions, covenants and/or undertakings in this Agreement, the Parties hereby disclaim all warranties, representations, conditions, covenants and undertakings, express or implied, including warranties or conditions of merchantable quality, merchantability or fitness for a particular purpose or use.

11.4 TSE Disclaimer. The TSE shall obtain information for inclusion in or for use in the calculation of the TBF Data and Gateway Data from sources that the TSE considers reliable, but the TSE accepts no responsibility for, and shall have no liability for, any errors, omissions or interruptions therein. The TSE does not guarantee the transmission, sequence, accuracy, timeliness and/or the completeness of the TBF Data, Gateway Data or any data included therein. The TSE makes no representation, warranty or condition, express or implied, as to the results to be obtained by any person or entity from the use of the TBF Data, Gateway Data or any data included therein. The TSE makes no express or implied warranties or conditions and expressly disclaims all warranties or conditions of merchantability, merchantable quality or fitness for a particular purpose or use with respect to the TBF Data, Gateway Data or any data included therein. The TSE makes no express warranty regarding the performance of the TSE System. ATG acknowledges that the TSE does not warrant that the TSE System will operate uninterrupted or error free. ATG shall be responsible for all inputs through the Gateway. TSE hereby extends to ATG and acknowledges that ATG shall have the benefit of any and all general disclaimer language that the TSE publishes for its own benefit, whether in written materials, on its website or in other electronic form, or otherwise, other than pursuant to the TSE Requirements.

11.5 ATG Disclaimer. Other than as expressly set out herein, ATG makes no express or implied representations, warranties or conditions and expressly disclaims all express or implied representations, warranties and conditions, including those of merchantability, merchantable quality and fitness for a particular purpose or use, with respect to the ATG Matching System, or any performance thereof. The TSE acknowledges that ATG does not warrant that the ATG Matching System will operate uninterrupted or error free.


11.6    Limitation of Liability.

        (a) The TSE's maximum liability is for direct damages in an amount not to exceed three (3) months of revenues received by the TSE in accordance with section 9 of this Agreement.

        (b) The TSE shall not be liable for any other loss, damage, cost, expense or other liability or claim (including, loss of business profits, trading losses, loss of anticipated profits, business interruption, loss by reason of shutdown in operations or for increased expenses of operation, loss of business information, or for indirect, special, punitive, consequential or incidental loss or damage or other pecuniary loss) suffered or incurred by or against ATG or any User:

              (i) as a result of the use by ATG of the TSE System. By making use of the TSE System, ATG expressly agrees to accept all liability arising from its use;

              (ii) arising from any negligent, reckless or wilful act or omission of the TSE or any of its subsidiaries, or any governor, director, officer, employee, committee member or independent contractor of the TSE or any of its subsidiaries;

             (iii) arising from any act or omission of The Canadian Depository for Securities Limited or any other clearing corporation.

11.7 Excusable Delays. Neither ATG nor the TSE shall be liable for delay or failure of performance of any of the acts required by this Agreement when such delay or failure arises from circumstances beyond the control and without the gross negligence or wilful misconduct of the parties. Such causes may include, without limitation, acts of God, acts of government in its sovereign or contractual capacity, acts of a public enemy, acts of civil or military authority, war, riots, civil strife, terrorism, blockades, sabotage, rationing, embargoes, epidemics, earthquakes, fire, flood, quarantine restrictions, power shortages or failures, utility or communication failures or delays, labour disputes, strikes, or shortages, supply shortages, equipment failures, or solitary malfunctions. The time for performance of any act delayed by such events may be postponed for a period equal to the delay.

11.8 ATG User Agreements. ATG shall ensure that the agreement between ATG and each of its Users contains provisions similar to sections 11.2, 11.3,
       11.4 and 11.6(b) limiting the TSE's liability to Users. ATG shall provide the TSE with a copy of the proposed provisions for its prior approval. In addition, ATG shall ensure that the TSE is a third party beneficiary of these provisions under the User agreement.


12.    TERM AND TERMINATION

12.1 Term. Unless terminated earlier under sections 2.4, 2.7, 3.2.5, 4.2, 12.2, 12.3, 12.4 or 16.1, the term of this Agreement shall be for an initial period of five years, commencing on the date specified above and expiring on the fifth anniversary thereof, at which time it shall automatically continue indefinitely until a Party terminates this Agreement effective at the end of the initial term or at any time thereafter by notifying the other Party in writing of its intention to terminate at least 180 days before the effective date of termination.

12.2   Termination. In addition to the termination rights under 2.4, 2.7, 3.2.5,
       4.2 and 12.3, 12.4 and 16.1, the Parties may terminate this Agreement in accordance with the following provisions:

   12.2.1. Breach of Material Term. Either Party may terminate this Agreement if the other Party breaches a material term of this Agreement and such breach continues unremedied for 45 days after receipt of written notice specifically setting forth the nature of such breach.

   12.2.2. Material Damage to Reputation or Goodwill. At any time during the term of this Agreement, either Party may give the other Party ninety (90) days prior written notice of termination if the terminating Party believes reasonably and in good faith that material damage or harm is occurring to the reputation or goodwill of that party by reason of its continued performance hereunder, and such notice shall be effective on the date specified therein of such termination, unless, if applicable, the other party shall correct the condition causing such damage or harm within the notice period.

   12.2.3. Insolvency. Either Party may terminate this Agreement in the event that the other Party becomes insolvent or makes an assignment for the general benefit of auditors, or any proceedings shall be commenced by or against a Party under any bankruptcy or insolvency laws or proceedings for the appointment of a receiver or a receiver-manager or any other official with similar powers for such Party or if such Party ceases to carry on business.

   12.2.4. TSE Termination. The Parties have agreed to certain provisions in this Agreement based, in large part, on the state of Regulations at the time of this Agreement. The TSE may terminate this Agreement upon ninety (90) days (or upon such lesser period of time if required pursuant to a court order or Regulation) prior written notice to ATG if:

             (i) the TSE is informed of the final adoption of any Regulation or the issuance of any interpretation that materially impairs, or makes materially more expensive, the TSE's ability to perform its obligations as contemplated by this Agreement;

             (ii) any litigation or proceeding is threatened or commenced and the TSE reasonably believes that such litigation or proceeding would have a material and adverse effect upon the TSE Marks or upon the ability of the TSE to perform under this Agreement; or

             (iii) in the event that the scope of regulatory services provided under section 4 changes and ATG does not agree to such changes.

12.3 Termination for ATG Failure to Achieve Business Standards. In the event that ATG does not achieve the volume thresholds set out in Exhibit F, the TSE shall have the right to terminate this Agreement upon ninety (90) days' prior written notice to ATG. This shall be the TSE's exclusive remedy in the event ATG fails to meet the volume thresholds.

12.4 Termination for Change of Control. In the event that (i) a controlling interest in a Party is acquired directly or indirectly by a third party who is not an Affiliate of such party prior to such transaction, (ii) a Party merges into, consolidates with, or otherwise is acquired by directly or indirectly, any third party who is not an Affiliate of it prior to such transaction; or (iii) a Party is sold or substantially all of its assets are sold directly or indirectly to a third party (each, a "Change in Control"), the TSE or ATG shall provide notice to the other Party setting forth the details of such Change in Control promptly upon such Change in Control or if, permitted by law or applicable regulations, at least forty-five (45) days prior to such Change in Control. For the purposes of this section 12.4, the term "control" (including the terms "controlling", "controlled by", and "under common control with"), means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract or otherwise. The Party receiving the notice of a Change in Control may, within thirty (30) days of receiving such notice, terminate this Agreement on thirty (30) days' prior written notice.

12.5   Effect of Termination.  Upon the expiry or termination of this Agreement:

       (a) all licenses granted hereunder by either party to the other party shall terminate, and ATG shall cease to be entitled to access the TSE System;

       (b) each Party shall remain liable to pay to the other Party all amounts due and payable or accrued up to the time of expiry or termination;

       (c) each Party shall promptly return the other Party's Confidential Information, or destroy it and provide a certificate from a senior officer attesting to no Confidential Information of the other Party being retained in the possession or control of the Party;

       (d) ATG shall cease to refer to itself a "Facility of the TSE" and shall cause its Affiliates and any other parties with whom it has a contractual relationship to cease using such references, and shall use commercially reasonable efforts to ensure all other parties using such references cease to do so; and

       (e)   Marketing services under section 5 of this Agreement shall cease.

12.6 Survival. Notwithstanding any other provision of this Agreement, Sections 3.2.9, 3.2.10, 4.3.7, 4.3.8, 4.6, 4.7, 4.9, 4.10, 4.11, 6.1, 6.2, 7, 8.1,
       11 and 12.6 shall survive the termination of this Agreement.


13.    DISPUTE RESOLUTION

13.1   Dispute Resolution.

       (a) In the event of any disagreement regarding performance under or interpretation of this Agreement ("Dispute") and prior to the commencement of any formal proceedings, the parties shall continue performance as set forth in this Agreement and shall attempt in good faith to reach a negotiated resolution by designating a senior representative of appropriate authority to resolve the Dispute. Formal proceedings for the arbitration of such Dispute in accordance with subsection (b) may not be commenced until the later of (i) the expiration of thirty (30) days after the initial request for such negotiations, or (ii) either of the designated representatives concluding in good faith and notifying the other designated representative that amicable resolution through continued negotiation of the matter in issue does not appear likely.

       (b) Subject to Section 13.2, the TSE and ATG agree that if they are unable to resolve any Dispute as contemplated by subsection (a), then such Dispute shall be referred for arbitration before a single arbitrator in accordance with the rules of the Arbitrations Act (Ontario) (the "Act"). If within 15 days of either party requesting such arbitration the Parties cannot mutually agree upon an arbitrator, the arbitrator will be selected by the process provided in the Act. The decision of the arbitrator shall be final and binding upon the parties. The fees of the arbitrator shall be borne equally by the Parties. The arbitration shall be held in Toronto.

13.2 Exception. Notwithstanding anything else contained in this Section 13, any Dispute relating to the confidentiality or license provisions of this Agreement, including any Dispute relating to Intellectual Property Rights, may be pursued through regular judicial process (including seeking injunctive relief).


14.    ASSIGNMENT AND CHANGE IN CONTROL

14.1 Assignment. This Agreement is solely and exclusively between the Parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated or sub-contracted, by ATG, without the prior written consent of the TSE, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

14.2 Subcontractors. ATG must obtain the TSE's prior written approval for using a subcontractor for the provision of services to support its obligations hereunder, other than in circumstances where an individual independent consultant or contractor is retained to work together with ATG to perform its services hereunder, provided that ATG provides the TSE with a non-disclosure agreement entered into by each independent consultant in the form prescribed by the TSE. Where the TSE consents to ATG's use of a subcontractor, ATG shall continue to remain responsible for the performance of the subcontractor including ensuring that the subcontractor complies with the audit provisions of this Agreement. ATG shall supervise and be liable for the work performed by all subcontractor, including independent contractors, and any breach by such subcontractor of such subcontractors' obligation to the TSE. ATG agrees that it shall indemnify and make the TSE whole from any unauthorized costs or damages suffered by the TSE as the result of any conduct by any subcontractor, including independent contractors, hired by ATG to provide services in connection with the ATG Matching System.

15.    GENERAL

15.1 Counterparts. This Agreement may be executed in one or more counterparts which shall each be considered an original, but all of which together shall constitute one and the same Agreement.

15.2 Entire Agreement. This Agreement, including the Exhibits hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the Parties hereto with respect to its subject matter, and supersedes any and all previous agreements between the parties with respect to the subject matter of this Agreement. There are no oral or written representations, agreements or understandings except as provided herein.

15.3 Independent Contractors. The parties to this agreement are independent contractors and no partnership, joint venture, enterprise or employment relationship shall be created. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder or inferred by the existence or performance of this Agreement.

15.4 Waivers. No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both Parties. The delay or failure by any Party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

15.5 Continued Protection. No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

15.6 Terms of Agreement. Each Party agrees to keep confidential the terms of this Agreement and not disclose same to third parties, provided that disclosure shall be permitted to the Party's professional advisors, accountants, bankers and similar persons, as well as prospective merger or similar partners.

15.7 Notices. All notices and other communications under this Agreement shall be: (i) in writing, and (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other:

       If to the TSE:

       The Toronto Stock Exchange Inc.:
       The Exchange Tower
       2 First Canadian Place
       Toronto, Ontario  M5X 1J2

       Attention:  Director, Equity Markets
       Fax:        (416) 947-4295

       If to ATG:

       Ashton Technology Canada Inc.
       365 Bay Street
       Toronto, Ontario
       M5S 2V2

       Attention:  Duane Erickson
       Fax:        (416) 860-9427

       Notices so given shall be deemed received upon receipt in the case of delivery by hand or facsimile transmission, or after the fifth day after the mailing thereof if sent by mail.

15.8 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the Province of Ontario without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the Province of Ontario (excluding the conflict of law principles of the laws of that Province) shall govern this Agreement. The Parties agree that the U.N. Convention on the International Sale of Goods shall not apply to this Agreement. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted in the courts of the Province of Ontario, and by execution of this Agreement each party hereto submits to the non-exclusive jurisdiction of such courts and waives any objection it might have based upon improper venue or inconvenient forum. ATG agrees not to bring any legal proceeding against the TSE in any jurisdiction except Ontario.

15.9 Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be severed and the remainder of the Agreement shall remain in full force and effect.

15.10 Further Assurances. Each Party shall execute such further documents and take such further measures as are reasonably necessary to give full effect to this Agreement. ATG agrees that the TSE System may include components belonging to third parties, and therefore, upon request of the TSE, ATG shall execute relevant agreements required by such third parties.

15.11 Extended Meanings. In this Agreement words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts and corporations.

15.12 Subject Headings. The subject headings of the Sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretations of any of its provisions.

15.13 Currency. All references to currency herein are to lawful money of Canada.

16.    CONDITIONS

16.1 Conditions. The implementation of this Agreement is subject to the receipt by the TSE of satisfactory background checks of ATG directors and officers. In the event that such background checks are unsatisfactory, the TSE may terminate this Agreement effective immediately.


The Parties have executed this Agreement as of the date first set forth above.



ASHTON TECHNOLOGY CANADA INC.               THE TORONTO STOCK EXCHANGE INC.


By:     ____________________________        By:     ___________________________

Name:   ____________________________        Name:   ___________________________
Title:  ____________________________        Title:  ___________________________


                                            By:     ___________________________

                                            Name:   ___________________________
                                            Title:  ___________________________